UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 16, 2015 (March 11, 2015)
KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47549-1001
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code   (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On March 11, 2015, Kimball International, Inc. (the “Company”) received cash proceeds of $1.6 million related to the sale of a jet which was sold as part of the restructuring plan announced in November 2014. This jet had previously been focused on executive business travel. The sale resulted in a $0.2 million pre-tax gain which partially offsets the impairment recorded in a previous quarter. The Company expects to realize pre-tax annual savings of $0.8 million as a result of the sale of this jet.
The restructuring plan is one element in a series of key events for Kimball International beginning on October 31, 2014 with the spin-off of the Company's electronic manufacturing services segment, the concurrent retirement of the Company’s former CEO/President and Chairman, and the equalization of two classes of shares. All shares now have equal voting rights. In addition, the recent adoption of best practice governance policies by the Company's Board of Directors include the establishment of a Lead Independent Director role on the Board, the implementation of a resignation policy for Board members not receiving majority vote in an uncontested election, the implementation of restrictions on hedging/pledging of Company shares held by Board members and executives, and the approval of the use of a Relative Total Shareholder Return metric as a measure for the award of performance shares to key senior-level executives. These actions are aimed at growing shareholder value as a furniture-focused company.

Certain statements contained within this document are considered “forward-looking” under the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of words such as “expects”, “anticipates”, “believes”, “approximately” and “estimates”. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including, but not limited to, the Company’s ability to fully realize the expected benefits of the restructuring plan. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and other filings with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Michelle R. Schroeder
MICHELLE R. SCHROEDER Vice President, Chief Financial Officer

Date: March 16, 2015